Exhibit 99.1(a)

Second Amended and Restated

AGREEMENT AND DECLARATION OF TRUST

of

abrdn Funds

a Delaware Statutory Trust

Formed September 27, 2007

As amended December 12, 2007, and September 11, 2024

TABLE OF CONTENTS
(continued)
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Section 6.	Fiscal Year	21
Section 7.	Use of the Name “abrdn”	21

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

abrdn FUNDS

THIS SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made this 11th day of September, 2024, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided, and amends and restates the original Agreement and Declaration of Trust dated September 27, 2007 (the “Original Declaration of Trust”), as amended on December 12, 2007 (the “Amended Declaration of Trust”) pursuant to Article IX, Section 1, of such Amended Declaration of Trust, as hereinafter provided.

W I T N E S S E T H :

WHEREAS this Trust has been formed to carry on the business of an investment company; and

WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to issue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordance with the provisions hereinafter set forth; and

WHEREAS the Trustees have agreed to manage all property which they may from time to time acquire in any manner as Trustees of this Trust, a Delaware statutory trust formed and existing in accordance with the provisions of the Delaware Statutory Trust Act of 2002 (12 Del. C. §3801, et seq .), as from time to time amended and including any successor statute of similar import, and the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby agree and declare that:

(i)            the Amended Declaration of Trust is amended and restated in its entirety in the manner herein set forth;

(ii)           the Trustees will hold all cash, securities, property and other assets which one or more of them may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth; and

(iii)          this Declaration of Trust and the By-Laws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of the Original Declaration of Trust, Amended Declaration of Trust and/or this Declaration of Trust and the By-Laws.

ARTICLE I

Name and Definitions.

Section 1.              Name. The name of the Trust hereby created is “abrdn Funds” and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

Section 2.              Registered Agent and Registered Office; Principal Place of Business.

(a)            Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

(b)           Principal Place of Business. The principal place of business of the Trust is 1900 Market Street, Suite 200, Philadelphia, Pennsylvania 19103, or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

Section 3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)            “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b)            “Affiliated Person” shall have the meaning given in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;

(c)            “Assignment” shall have the meaning given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission or no-action positions of the Commission’s staff thereunder.

(d)            “Board of Trustees” shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust whose number is fixed as provided in Article IV, Section 1 of this Declaration of Trust;

(e)            “By-Laws” shall mean the By-Laws of the Trust, as amended from time to time in accordance with Article VIII of the By-Laws, and incorporated herein by reference;

(f)             “Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust as a Delaware Statutory Trust;

(g)            “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended or restated from time to time;

(h)            “Commission” shall have the meaning given in Section 2(a)(7) of the 1940 Act;

(i)             “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(j)             “The “DSTA” shall mean the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.), as amended from time to time;

(k)            “General Liabilities” shall have the meaning given in Article III, Section 6(b) of this Declaration Trust;

(l)             “Interested Person” shall have the meaning given in Section 2(a)(19) of the 1940 Act;

(m)           “Investment Adviser” or “Adviser” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 8(a) hereof;

(n)            “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in Section 2(a)(42) of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission or no-action positions of the Commission’s staff thereunder;

(o)            “National Financial Emergency” shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

(p)            “Person” shall mean a natural person, partnership, limited partnership, trust, statutory trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign;

(q)            “Principal Underwriter” shall have the meaning given in Section 2(a)(29) of the 1940 Act;

(r)             “Series” means a series of Shares of the Trust established and designated in accordance with the provisions of Article III, Section 6;

(s)            “Shareholder” shall mean a record owner of Shares;

(t)            “Shares” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(u)            “Trust” shall refer to the Delaware statutory trust established by this Declaration of Trust and the Certificate of Trust which was filed with the Secretary of State of the State of Delaware, as amended from time to time;

(v)            “Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series, including, without limitation, the rights referenced in Article IX, Section 7 and Article VII, Section 2 hereof;

(w)           “Trustee” or “Trustees” shall refer to each signatory to this Declaration of Trust as a trustee, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and of the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the By-Laws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as Trustees hereunder and under the By-Laws.

ARTICLE II

Purpose of Trust.

The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

(a)            To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust;To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g)            To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h)            To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i)             To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j)             To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k)            To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)             To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-laws and by applicable law; and

(m)           To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(n)            To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.

(o)            To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

(p)            To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated. amount.

(q)            To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

(r)             To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III

Shares.

Section 1.              Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into Shares, all without par value. The number of Shares authorized under the Original Declaration of Trust and authorized hereunder is unlimited. The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series. The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class into one or more Series or classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

Notwithstanding anything contained herein to the contrary, the Board of Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Board of Trustees in their sole discretion to be called “Creation Units,” and to charge such transaction fees or such other fees as the Board of Trustees shall determine, and the Board of Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to alter the number of Shares constituting a Creation Unit. The amount of shares constituting a Creation Unit for one Series or Class shall not affect the amount of shares constituting a Creation Unit for another Series or Class. The issuance of Creation Units by any Series or Class shall not affect the ability of any other Series or Class to issue Shares that do not comprise Creation Units.

Subject to the provisions of Section 6 of this Article III and Article IV, Section 3, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article IV, Section 3 hereof. No Share shall have any priority or preference over any other Share of the same Series or class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or class made pursuant to Article IX, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular class of Series from the Trust Property held with respect to such Series according to the number of Shares of such class of such Series held of record by such Shareholders on the record date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series. Shares that are redeemed or otherwise acquired by the Trust shall be held in the treasury and shall be re-issued by the Trust as the Trustees or their authorized agents determine from time to time.

Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

Section 2.             Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof and as to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.

Section 3.             Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize. Each investment shall be credited to the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Principal Underwriter may, pursuant to its agreement with the Trust, impose sales charges upon investments in the Trust.

Section 4.              Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust.

Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. All Shares when issued on the terms determined by the Board of Trustees shall be fully paid and nonassessable. As provided in the DSTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

Section 5.              Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

Furthermore, in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company required to be registered in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III.

The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

Section 6.             Establishment and Designation of Series. Without limiting the authority of the Trustees to establish and designate any further Series or class, the Trustees hereby establish and designate nineteen (19) separate Series of Shares as listed on Schedule A to this Declaration of Trust. The establishment and designation of any additional Series or class of Shares shall be effective upon the resolution by a majority of the then Board of Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption. Any such resolution may be amended by a further resolution of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an amendment to the language set forth in this Declaration of Trust, such further resolution shall require the same Shareholder approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust. Each such further resolution shall be incorporated herein by reference upon adoption.

Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

Shares of each Series or class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(a)            Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)            Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges and reserves of the Trust which are not readily identifiable as being held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA (“Section 3804”) relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

(c)            Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)            Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series or classes; provided however, (i) if any matter to be voted on affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter or (ii) if the 1940 Act or other applicable law or regulation requires voting by Series or by class, then the Shares shall vote as prescribed by such law or regulation; provided that, in case there is a conflict between or among such laws or regulations, the provisions of the 1940 Act shall take precedence. The Shareholder of record (as of the record date established pursuant to Article V, Section 5 of this Declaration of Trust) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.

(e)            Equality. All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

(f)            Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

(g)            Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

(h)            Combination of Series. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(i)             Elimination of Series. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may by resolution of a majority of the then Board of Trustees abolish that Series or class and rescind the establishment and designation thereof.

(j)             Dissolution or Termination. Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 2 hereof. Upon dissolution of a particular Series, the Trustees shall wind up the affairs of such Series in accordance with Article VIII Section 2 hereof and thereafter, rescind the establishment and designation thereof. The Board of Trustees shall terminate any particular class and rescind the establishment and designation thereof: (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such class, provided a quorum of Shareholders of such class are present, or by action of the Shareholders of such class by written consent without a meeting pursuant to Article V, Section 4; or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of such class, or (B) upon prior written notice to the Shareholders of such class; provided, however, that upon the rescission of the establishment and designation of any particular Series, every class of such Series shall thereby be terminated and its establishment and designation rescinded. Each resolution of the Board of Trustees pursuant to this Section 6(j) shall be incorporated herein by reference upon adoption.

Section 7.             Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder of the Trust (or by having been a Shareholder of a particular Series), and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arising from such claim or demand; provided, however, there shall be no liability or obligation of the Trust (or any particular Series) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares.

ARTICLE IV

The Board of Trustees.

Section 1.             Number, Election and Tenure. The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The Person who signed the Original Declaration of Trust was the initial sole Trustee on the Board of Trustees. In accordance with Section 3801 of the DSTA, each additional Trustee shall become a Trustee and be bound by this Declaration of Trust and the By-Laws when such Person signs this Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions of this Declaration of Trust and the By-Laws. The Board of Trustees, by action of a majority of the then Trustees, regardless of the number and even if less than a quorum, at a duly constituted meeting or by written consent as provided herein, may fill vacancies in the Board of Trustees or remove any Trustee with or without cause. The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its Shares as that practice is described in Rule 12b-1 under the 1940 Act, or any successor rule thereunder, then the selection and nomination of each of the Trustees who is not an Interested Person of the Trust or any Adviser or Principal Underwriter of the Trust (each of such Trustees is referred to herein as a “Disinterested Trustee”) shall be, and is, committed to the discretion of the Disinterested Trustees remaining in office. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee. In such case, an authorized officer of the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees; provided, however, that the percentage of Trustees who are Disinterested Trustees shall be no less than that permitted by the 1940 Act. Upon the qualification of such Trustees, the authorized officer of the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

Section 2. Effect of Death, Resignation, Removal, etc. of a Trustee. The death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Article IV, Section 1, the Trustee(s) in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust and the By-Laws as though such number constituted the entire Board. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees, the investment adviser to the Trust, which shall not include any investment sub-adviser of a Series, is empowered to appoint new Trustees, subject to the provisions of section 16(a) of the 1940 Act.

Section 3.              Powers; Written Consent; Other Business Interests; Quorum and Required Vote.

(a)            Powers. Subject to the provisions of this Declaration of Trust, the Board of Trustees shall manage the business of the Trust, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; (4) employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent, administrative services agent, or all of them; (6) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase and transfer Shares pursuant to applicable law; (9) list the Shares of any Series or Class of the Trust on one or more exchanges or other trading market in accordance with applicable law and applicable rules of the exchange or trading market; (10) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (11) declare and pay dividends and distributions to Shareholders from the Trust Property; (12) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; (13) hire personnel as staff for the Board of Trustees or for the Disinterested Trustees, set the compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees or the Disinterested Trustees, as applicable; (14) retain special counsel, other experts and/or consultants for the Board of Trustees, for the Disinterested Trustees, and/or for one or more of the committees of the Board of Trustees, set the compensation to be paid by the Trust to such special counsel, other experts and/or consultants, and remove one or more of such special counsel, other experts and/or consultants, at the discretion of the Board of Trustees or the Disinterested Trustees, as applicable; (15) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust pay or satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a shareholder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust; and (16) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter or Investment Adviser. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

(b)            Written Consent. Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

(c)            Other Business Interests. The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders or partners of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others.

(d)            Quorum and Required Vote. At all meetings of the Board of Trustees, a majority of the Board of Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting. Subject to Article III, Sections 1 and 6 of the By-Laws and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

Section 4.              Chairman of the Trustees. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

Section 5.             Payment of Expenses by the Trust. The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principal and partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to Article III, Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation, reimbursement of Trustees’ expenses, and such expenses, fees, charges, taxes and liabilities for the services of the Trust’s officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub- custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

Section 6.             Payment of Expenses by Shareholders. The Trust’s custodian, transfer, dividend disbursing, shareholder servicing or similar agent impose fees directly on individual shareholders for certain services requested by the shareholder (“Service Charges”). The Board of Trustees shall have the power to assist the Trust’s custodian, transfer, dividend disbursing, shareholder servicing or similar agent in the collection of Service Fees by setting off such Service Charges due from a Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Service Charges due from such Shareholder.

Section 7.             Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

Section 8.              Service Contracts.

(a)            Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party.

(b)            The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.

(c)            The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

(d)            The fact that:

(i)             any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii)           any corporation, trust, association or other organization with which an Adviser’s, management or administration contract or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

(e)            Every contract referred to in this Section 8 shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or stipulated by resolution of the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

ARTICLE V

Shareholders’ Voting Powers and Meetings.

Section 1.              Voting Powers. Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1; (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission; and (iii) on such other matters as the Board of Trustees may consider necessary or desirable. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shareholders may vote Shares in person or by proxy.

Section 2.             Meetings. Meetings of the Shareholders may be held within or outside the State of Delaware. Any Meetings of the Shareholders of the Trust or a Series may be called by the Board of Trustees, Chairman of the Board or the President of the Trust for any lawful purpose, including the purpose of electing Trustees as provided in Article IV, Section 1. Special meetings of the Shareholders of the Trust or any Series shall be called by the Board of Trustees, Chairman or President upon the written request of Shareholders holding not less than ten (10) percent of the Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c).

Section 3.             Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By -Laws or by this Declaration of Trust, thirty -three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or class. Subject to the provisions of Article III, Section 6(d), Article VIII, Section 4 and any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present.

Section 4.             Shareholder Action by Written Consent without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of Shares having not less than the number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

Section 5.             Record Dates. For purposes of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

If the Board of Trustees does not so fix a record date:

(a)            The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

(b)            The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

Section 6.             Derivative Actions. In addition to the requirements set forth in Section 3816 of the DSTA, a Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

Section 7.              Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Section 1.              Determination of Net Asset Value, Net Income and Distributions.

(a)            Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued, Shares of beneficial interest of the Trust or any Series or class thereof, respectively, that shall yield to the Trust or such Series or class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the Principal Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price the Shares of the Trust or such Series or class, respectively, shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.

(b)            Subject to Article III, Section 6 hereof and the 1940 Act, the Board of Trustees may prescribe and shall set forth in the By-Laws, this Declaration of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or class thereof, or net income attributable to the Shares of the Trust or any Series or class thereof or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or class thereof, as it may deem necessary or desirable, and such dividends and distributions may vary between the classes to reflect differing allocations of the expenses of the Trust between such classes to such extent and for such purposes as the Trustees may deem appropriate.

(c)            The Shareholders of the Trust or any Series or class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the Board of Trustees with respect thereto, provided that with respect to classes, such dividends and distributions shall comply with the 1940 Act. The right of Shareholders to receive dividends or other distributions on Shares of any class may be set forth in a plan adopted by the Board of Trustees and amended from time to time pursuant to the 1940 Act. No Share shall have any priority or preference over any other Share of the Trust with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 2 hereof; provided however, that if the Shares of the Trust are divided into Series thereof, no Share of a particular Series shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII, Section 2 hereof;

(i)            if the Shares of the Trust are divided into classes thereof, no Share of a particular class shall have any priority or preference over any other Share of the same class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 2 hereof; and

(ii)            if the Shares of a Series are divided into classes thereof, no Share of a particular class of such Series shall have any priority or preference over any other Share of the same class of such Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of such Series made pursuant to Article VIII, Section 2 hereof or upon dissolution of such class made pursuant to Article III, Section 6.(j) hereof.

All dividends and distributions shall be made ratably among all Shareholders of the Trust, a particular class of the Trust, a particular Series, or a particular class of a Series from the Trust Property held with respect to the Trust, such Series or such class, respectively, according to the number of Shares of the Trust, such Series or such class held of record by such Shareholders on the record date for any dividend or distribution; provided, however, that:

(i)             if the Shares of the Trust are divided into Series thereof, all dividends and distributions from the Trust Property and, if applicable, held with respect to such Series, shall be distributed to each Series thereof according to the net asset value computed for such Series and within such particular Series, shall be distributed ratably to the Shareholders of such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and

(ii)           if the Shares of the Trust or of a Series are divided into classes thereof, all dividends and distributions from the Trust Property and, if applicable, held with respect to the Trust or such Series, shall be distributed to each class thereof according to the net asset value computed for such class and within such particular class, shall be distributed ratably to the Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution.

Dividends and distributions may be paid in cash, in kind or in Shares.

(d)            Before payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust, or the applicable Series, as the case may be, and the Board of Trustees may abolish any such reserve in the manner in which the reserve was created.

Section 2.              Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time (“Prospectus”):

(a)            The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize, and at such time and in such manner as may be required by federal law, including the 1940 Act; provided however that if the Board of Trustees determine, pursuant to Article III, Section 2 hereof, to issue Shares of any Series or Class in Creation Units, then Shares of such Series or Class constituting a Creation Unit shall be redeemable hereunder. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

(b)            The Trust shall pay for such Shares the net asset value thereof (less any applicable redemption fee, sales load and other fees or charges (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption)), in accordance with this Declaration of Trust, the By-Laws, the 1940 Act and other applicable law. Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind shall receive cash to the extent permitted by the 1940 Act. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c)            Payment by the Trust shall be made by the Trust for such redemption of Shares shall be made by the Trust to the Shareholder within seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Board of Trustees are complied with; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(d)            The obligations of the Trust set forth in this Section 2 are subject to the provision that such obligations may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; or (3) during any National Financial Emergency. The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive).

(e)            The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

Section 3.             Redemptions at the Option of the Trust. Subject to the 1940 Act, the Board of Trustees may, from time to time, without the vote or consent of the Shareholders, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees.

ARTICLE VII

Compensation and Limitation of Liability of Officers and Trustees.

Section 1.             Compensation. Except as set forth in the last sentence of this Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.              Indemnification and Limitation of Liability.

(a)            For the purpose of this Article, “Agent” means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To the fullest extent that limitations on the liability of Agents are permitted by the DSTA and other applicable law, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.

(b)            The Trust, out of the Trust Property, shall indemnify and hold harmless each and every officer and Trustee from and against any and all claims and demands whatsoever arising out of or related to such officer’s or Trustee’s performance of his or her duties as an officer or Trustee of the Trust. This limitation on liability and indemnification applies to events occurring at the time a Person serves as a Trustee or officer of the Trust whether or not such Person is a Trustee or officer at the time of any Proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect any officer or Trustee from or against any liability to the Trust or any Shareholder to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person’s office (such conduct referred to herein as “Disqualifying Conduct”).

(c)            Subject to subsection (b) of this Section 2 and to the fullest extent that limitations on the liability of Agents are permitted by the DSTA, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.

(d)            No Agent, when acting in its respective capacity as such, shall be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in subsections (b) and (c) of this Section 2, for any act, omission or obligation of the Trust or any Trustee thereof.

(e)            Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in such Person’s capacity as Trustee and/or as officer, and such Trustee or officer, as applicable, shall not be personally liable therefor, except as described in the last sentence of the first paragraph of this Section 2 of this Article VII.

(f)            The failure to make timely collection of dividends or interest, or to take timely action with respect to entitlements, on the Trust’s securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Trust’s assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee’s or officer’s Disqualifying Conduct.

(g)            The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

(h)            No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

Section 3.             Officers and Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer’s or Trustee’s own Disqualifying Conduct, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee, officer and employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Principal Underwriter, any other Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, regardless of whether such counsel or expert may also be a Trustee. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the By-Laws, applicable law, and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 4.             Insurance. To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

ARTICLE VIII

Certain Transactions.

Section 1.              Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

Section 2.              Dissolution of Trust or Series. Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust or a particular Series may be dissolved:

(a)            with respect to the Trust, (i) at any time by vote of a majority of the Shares of the Trust entitled to vote, or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of the Trust, or (B) upon prior written notice to the Shareholder of the Trust;

(b)            with respect to any Series, (i) at any time by vote of a majority of the Shares of the Series entitled to vote, or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of the Series, or (B) upon prior written notice to the Shareholder of the Series;

(c)            with respect to the Trust (or a particular Series), upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust (including Article VIII, Section 3) or the DSTA; or

(d)            with respect to any Series, upon any event that causes the dissolution of the Trust.

Upon dissolution of the Trust (or a particular Series, as the case may be), the Trustees shall (in accordance with § 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of such Series, ratably according to the number of Shares of such Series held by the several Shareholders on the record date for such dissolution distribution; provided, however, that if the Shares of the Trust or a Series are divided into classes thereof, any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust or such Series, as applicable, shall be distributed to each class of the Trust or such Series according to the net asset value computed for such class and within such particular class, shall be distributed ratably to the Shareholders of such class according to the number of Shares of such class held of record by the several Shareholders on the date for such dissolution distribution.

Upon the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

Section 3.              Merger and Consolidation; Conversion.

(a)            Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust, which would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the DSTA, an agreement of merger or consolidation may affect any amendment to this Declaration of Trust or the By-Laws or affect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the DSTA.

(b)            Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

Section 4.             Reorganization. A majority of the Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets associated with any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of that Series. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

Section 5.              Exchange Listing. Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust, or any one or more of its Series, to cease listing its Shares on a securities exchange and to cease operating as an “exchange-traded” open-end management investment company, in reliance on certain exemptions under the 1940 Act, or cause the Trust, or any one or more of its Series, to modify its investment objective and/or strategy.

Section 6.             Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees, by vote of a majority of the Trustees, and without a Shareholder vote, may cause the Trust or any one or more Series to convert to a master feeder structure (a structure in which a feeder fund invests all of its assets in a master fund, rather than making investments in securities directly) and thereby cause existing Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

Section 7.              Absence of Appraisal or Dissenters’ Rights. No Shareholder shall be entitled, as a matter of right, to relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Series or any class thereof.

ARTICLE IX

Amendments and Miscellaneous.

Section 1.              Amendments Generally. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board of Trustees and, to the extent required by this Declaration of Trust, the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, by approval of such amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article V hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, to correct any inaccuracy contained therein. Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article VIII, Section 2 of the By-Laws.

Section 2.              Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where any Shareholder may inspect it. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Coder or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 3.              Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 4.              Provisions in Conflict with Law or Regulations.

(a)            The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)            If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 5.             Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create hereby the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.             Fiscal Year. The fiscal year of the Trust shall end as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

Section 7.             Use of the Name “abrdn”. The Board of Trustees expressly agrees and acknowledges that the name “abrdn,” is the sole property of abrdn Inc. abrdn Inc. has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future; provided that the activities and operations of the Trust under this license are in compliance with the quality standards set by abrdn Inc. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by abrdn Inc. if the Trust ceases to use abrdn Inc. or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of abrdn Inc. for such purposes. In such event, the nonexclusive license may be revoked by abrdn Inc. and the Trust shall cease using the name “abrdn,” or any name misleadingly implying a continuing relationship between the Trust and abrdn Inc. or any of its Affiliates, as part of its name unless otherwise consented to by abrdn Inc. or any successor to its interests in such names.

The Board of Trustees further understands and agrees that so long as abrdn Inc. and/or any future advisory Affiliate of abrdn Inc. shall continue to serve as the Trust’s Investment Adviser, other registered open or closed-end investment companies (“funds”) as may be sponsored or advised by abrdn Inc. or its Affiliates shall have the right permanently to adopt and to use the name “abrdn”, in their names and in the names of any series or class of shares of such funds.

(Signatures on next page.)

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the date first above written.

/s/ P. Gerald Malone	/s/ Warren C. Smith
P. Gerald Malone	Warren C. Smith
Trustee	Trustee

/s/ Radhika Ajmera	/s/ Rahn K. Porter
Radhika Ajmera	Rahn K. Porter
Trustee	Trustee

/s/ James O’Connor
James O’Connor
Trustee

Schedule A - Series of the Trust

abrdn China A Share Equity Fund

abrdn Dynamic Dividend Fund

abrdn EM SMA Completion Fund

abrdn Emerging Markets Dividend Fund

abrdn Emerging Markets Dividend Active ETF

abrdn Emerging Markets Fund

abrdn Emerging Markets ex-China Fund

abrdn Focused U.S. Small Cap Equity Fund

abrdn Focused U.S. Small Cap Active ETF

abrdn Global Equity Impact Fund

abrdn Global Infrastructure Fund

abrdn High Income Opportunities Fund

abrdn Infrastructure Debt Fund

abrdn Intermediate Municipal Income Fund

abrdn International Small Cap Fund

abrdn Realty Income & Growth Fund

abrdn Short Duration High Yield Municipal Fund

abrdn Ultra Short Municipal Income Fund

abrdn U.S. Small Cap Equity Fund

abrdn U.S. Sustainable Leaders Fund

Date: September 11, 2024

A-1